SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


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       Date of Report (Date of earliest event reported): November 26, 2003


                                  CHATTEM, INC.
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             (Exact name of registrant as specified in its charter)


       Tennessee                       0-5905                        62-0156300
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(State of incorporation)        (Commission File No.)          (IRS Employer
                                                             Identification No.)



               1715 West 38th Street, Chattanooga, Tennessee 37409
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          (Address of principal executive offices, including zip code)



                                 (423) 821-4571
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              (Registrant's telephone number, including area code)

Item 5.  Other Events and Regulation FD Disclosure.
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Chattem, Inc. Announces Motion to Intervene in Lawsuit Filed by
Interstate Fire & Casualty Company

    CHATTANOOGA, Tenn.--(BUSINESS WIRE)--Nov. 26, 2003--Chattem, Inc. (NASDAQ: CHTT), a leading marketer and manufacturer of branded consumer products, announced today that Interstate Fire & Casualty Company ("Interstate") has filed a motion to intervene as a party plaintiff in the previously disclosed lawsuit filed by Kemper Indemnity Insurance Company ("Kemper") in the United States District Court for the Eastern District of Tennessee. Like Kemper, Interstate seeks to rescind its excess product liability insurance policy issued to the Company by Interstate (the "Interstate Policy"). The Interstate Policy provides the Company with $25 million of excess coverage for product liability claims, including those asserted in the lawsuits currently pending and anticipated to be filed against the Company relating to the existence of phenylpropanolamine ("PPA") in DEXATRIM.
    Coverage under the Interstate Policy is in excess of $73.5 million of product liability insurance coverage that is available to the Company from Kemper and two other insurance companies. In its lawsuit, Kemper seeks to rescind its policy for $50 million of excess coverage for product liability claims. Coverage under the Kemper policy is in excess of $23.5 million of product liability coverage available from two other insurance companies.
    The Company has reached agreements with the two insurance companies providing the first $23.5 million of product liability coverage that ensures the substantial portion of the coverage under their policies will be available. Chattem continues to seek a global settlement of PPA claims and does not believe the Interstate action will materially affect those efforts.
    In the lawsuit, Interstate is seeking to rescind the Interstate Policy based on allegations that the Company failed to disclose the preliminary results of the Yale Study during the submission process to renew the Interstate Policy for coverage for the December 21, 1999 to May 31, 2001 policy period. In the alternative, Interstate is seeking a declaratory judgment on certain policy interpretation issues that if granted would bar or limit coverage for PPA-related claims under the Interstate Policy. These claims by Interstate are similar to those previously asserted by Kemper.
    The Company believes that the claims made by Interstate in its lawsuit are without merit. The Company will aggressively defend this lawsuit and will vigorously pursue its rights under the Interstate Policy and its available remedies at law against Interstate which may include, among other things, a counterclaim of bad faith against Interstate.
    For a discussion of the lawsuits pending against the Company relating to DEXATRIM with PPA and the Company's product liability insurance coverage, see the Company's filings with the Securities and Exchange Commission.
    This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which contains a safe harbor for forward-looking statements. The Company relies on this safe harbor in making such disclosures. The statements are based on management's current beliefs and assumptions about expectations, estimates, strategies and projections. These statements are not guarantees of future performance or results and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

    CONTACT: Chattem Inc.
             Alec Taylor, 423-821-2037, ext. 3281
             or
             Rick Moss, 423-821-2037, ext. 3278
             or
             Investor Relations:
             Tammy Nichols, 423-821-2037, ext. 3209



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                                   SIGNATURES
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                  Pursuant to the requirements of the Securities Exchange Act of
1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


November 26, 2003                    CHATTEM, INC.

                                     By:_________________________________
                                           A. Alexander Taylor II
                                           President and Chief Operating Officer